Exhibit 1.1

$435,000,000

CEPHALON, INC.

2.50% Convertible Senior Subordinated Notes due May 1, 2014

UNDERWRITING AGREEMENT

May 21, 2009

Deutsche Bank Securities Inc.
  As Representative of the several Underwriters
  listed in Schedule A hereto
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

Cephalon, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) for whom you are acting as representative (the “Representative”) $435,000,000] aggregate principal amount of its 2.50% Convertible Senior Subordinated Notes due May 1, 2014 (the “Firm Securities”).  The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule A hereto.  The Company also proposes to issue and sell to the Underwriters, at your election, an aggregate of up to an additional $65,000,000 principal amount of its  2.50% Convertible Senior Subordinated Notes due May 1, 2014 (the “Optional Securities”), solely to cover over-allotments.  The Firm Securities and the Optional Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Offered Securities.”  The Offered Securities will be issued under an indenture to be dated as of May 27, 2009 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).  Under the terms of the Indenture, the Offered Securities are convertible, in whole or in part, into a combination of cash and shares of common stock, $.01 par value, of the Company (the “Underlying Shares”).

As the Representative, you hereby advise the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Securities set forth opposite their respective names in Schedule A, plus their pro rata portion of the Optional Securities if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.

In connection with the offering of the Offered Securities, the Company is entering into convertible note hedge and warrant transactions with you or your affiliates pursuant to confirmation letters, dated the date hereof, subject to an agreement in the form of the ISDA 2002 Master Agreement (collectively, the “Call Spread Agreements,” and the confirmation letter relating to the warrant transaction, the “Warrant Confirmation”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                  An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-159365) in respect of the Offered Securities, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof.  The Company and the transactions contemplated by this Agreement satisfy all the requirements of the Securities Act for the use of Form S-3 for the offering of the Offered Securities.  Such registration statement, together with any registration statement filed by the Company pursuant to Rules 413(b) and 462(f) under the Securities Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act and contained in the Prospectus referred to below, has become effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  “Prospectus” means the form of prospectus relating to the Offered Securities that includes the information set forth in the Final Term Sheet (as defined below) first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 3(a) hereof.  Any information included in the Prospectus that was omitted from the Registration Statement pursuant to Rule 430B under the Securities Act at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each prospectus used in connection with the offering of the Offered Securities that omitted Rule 430B Information is herein called a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, to any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Offered Securities by the Underwriters.  On the date hereof, the Registration Statement and the Base Prospectus comply in all material respects with the requirements of the Securities Act, the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(b)                                 As of the Applicable Time (as defined below) and as of the First Closing Date or the Option Closing Date (each as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from (A) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act or (B) any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through you, specifically for use therein, it being understood and agreed that the only such information is the third and fourteenth paragraphs, the third sentence of the fifteenth paragraph, the sixteenth paragraph, the fourth sentence of the seventeenth paragraph, and the twentieth paragraph under the caption “Underwriting” in the Preliminary Prospectus included in the General Disclosure Package and in the Prospectus (collectively, the “Underwriter Information”).  All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.  As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:15 a.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and you.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, including the preliminary prospectus supplement dated May 20, 2009 filed by the Company relating to the Offered Securities.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“General Use Free Writing Prospectus” means the Final Term Sheet and any other Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)                                  The Commission has not issued an order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or any future use of the Prospectus, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission.  The documents incorporated, or to be incorporated, by reference in the Prospectus and the General Disclosure Package, at the time filed with the Commission, conformed or will conform in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.  The Registration Statement does not contain, and the Registration Statement and any amendment thereto as of the Applicable Time and on each Closing Date (as defined below) will not contain, any untrue statement of a material fact and do not omit, and as of the Applicable Time and on each Closing Date will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and the General Disclosure Package, and any amendments and supplements thereto, do not contain, and as of the Applicable Time and on each Closing Date will not contain, any untrue statement of a material fact and do not omit, and as of the Applicable Time and on each Closing Date will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through you, specifically for use therein, it being understood and agreed that the only such information is the Underwriter Information.

(d)                                 Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notifies the Underwriters pursuant to

Section 4(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through you, specifically for use therein, it being understood and agreed that the only such information is the Underwriter Information.

(e)                                  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 3(b) of this Agreement.  The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act.

(f)                                    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause (iii) only, of Rule 163(c) under the Securities Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the Securities Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration form.

(g)                                 (i)  At the earliest time after the filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities, (ii) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act and (iii) as of the date hereof (with such date being used as the determination date for purposes of this clause (iii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Offered Securities as contemplated by the Registration Statement.

(h)                                 The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(i)                                     Each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of the Company has been duly organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; each such subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects; and no options, warrants or other rights to purchase, agreements or other obligations to issue other rights to convert any obligations into shares of capital stock or ownership interests in each such subsidiary are outstanding.

(j)                                     The Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, will conform in all material respects to the description thereof contained in the Prospectus; the Offered Securities have been duly authorized; and when the Offered Securities are executed, authenticated, delivered and paid for pursuant to this Agreement on each Closing Date and the Indenture has been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Prospectus and to the terms thereof contained in the Indenture, and (assuming due authentication of the Offered Securities by the Trustee) such Offered Securities will constitute valid and legally binding obligations of the

Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(k)                                  The Company has an authorized capitalization as set forth in the section of the Prospectus entitled “Capitalization”; when the Offered Securities are executed, authenticated, delivered and paid for pursuant to this Agreement on each Closing Date, such Offered Securities will be convertible into cash and/or Underlying Shares in accordance with the terms of the Indenture; the shares of Common Stock initially issuable (i) upon conversion of such Offered Securities and (ii) in respect of the Warrant Confirmation have been duly authorized and reserved for issuance and, when issued, will be validly issued, fully paid and nonassessable; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

(l)                                     Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the issuance and sale of the Offered Securities.

(m)                               No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders or filings as have already been obtained or may be required under the Securities Act, the Exchange Act, the Trust Indenture Act or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters  in the manner contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus.

(n)                                 The execution, delivery and performance by the Company of the Indenture, this Agreement and the Call Spread Agreements, and the issuance and sale of the Offered Securities and the Underlying Shares into which the Offered Securities are convertible and compliance with the terms and provisions of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (subject, with respect to this clause (ii), to satisfaction of the condition set forth in Section 4(l) below), or (iii) the certificate of incorporation or by-laws of the Company or the organizational documents of any such subsidiary; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(o)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(p)                                 Each of the Call Spread Agreements has been duly and validly authorized by the Company, and, upon its execution and delivery by the Company, and assuming due authorization, execution and delivery by each counterparty thereto, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(q)                                 Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(r)                                    The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate result in a Material Adverse Effect.

(s)                                  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(t)                                    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(u)                                 Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits, claims, arbitrations, investigations or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Call Spread Agreements or this Agreement; and no such actions, suits, claims, arbitrations, investigations or proceedings are threatened or, to the Company’s knowledge, contemplated.

(v)                                 The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

(w)                               PricewaterhouseCoopers LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(x)                                   Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus there has been no material adverse change, nor any development or event that would be reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole; and, except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(y)                                 The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act.

(z)                                   The Company is not a party to and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.  Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock of the Company to facilitate the sale or resale of the Offered Securities.

(aa)                            The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system in accordance with the Exchange Act.

(bb)                          The following terms shall have the following meanings:

“Intellectual Property” means all intellectual property rights, including without limitation, (i) patents and patent applications, (ii) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names, and other identifiers of source or goodwill, including registrations and applications for registration thereof, (iii) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets, know-how and invention rights.

“Owned Intellectual Property” means all Intellectual Property owned by the Company or any of its subsidiaries and material to their business.

“Intellectual Property Licenses” means all licenses, sublicenses or other agreements concerning Intellectual Property to which the Company or any of its subsidiaries are bound or otherwise covered and that are material to their business.

“Licensed Intellectual Property” means all Intellectual Property licensed or sublicensed to the Company or any of its subsidiaries pursuant to the Intellectual Property Licenses.

Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company or its subsidiaries are the exclusive owners of the entire right, title and interest in and to, or have a valid license to use, to the extent so used, all Intellectual Property that is used in the business of the Company and its subsidiaries as currently conducted.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company or its subsidiaries are entitled to use all Owned Intellectual Property and Licensed Intellectual Property in the continued operation of the their business without limitation, subject only to the terms of the Intellectual Property Licenses. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Owned Intellectual Property and, to the knowledge of the Company, the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and are valid and enforceable. The expiration of any patents, patent rights, trademarks, service marks, trade names or copyrights owned or used by the Company or its subsidiaries would not result in a Material Adverse Effect that is not otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

To the knowledge of the Company, the conduct of the Company’s or its subsidiaries’ business as currently conducted or proposed to be conducted does not infringe or misappropriate the Intellectual Property of any third party, except as would not result in a Material Adverse Effect.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no actions or proceedings alleging any such infringement or misappropriation are pending, and no claim has been threatened or asserted against the Company or any of its subsidiaries alleging any such infringement or misappropriation, except as would not result in a Material Adverse Effect. To the knowledge of the Company, no person is engaging in any activity that infringes the Owned Intellectual Property that would result in a Material Adverse Effect, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

No Owned Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the Owned Intellectual Property or that would impair the validity or enforceability of the Owned Intellectual Property, except for any such decree, order, injunction or ruling that would not result in a Material Adverse Effect.

(cc)                            Each of the Company and its subsidiaries are insured by insurers of recognized financial responsibility with policies in such amounts and with such deductibles and covering such risks as the Company and its subsidiaries, as the case may be, deem adequate and customary for their respective businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism, general liability and directors and officers liability. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(dd)                          As of and since December 31, 2008, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonable likely to materially affect, the Company’s internal control over financial reporting.

(ee)                            There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff)                                The Company is not, and with the giving of notice or lapse of time or both will not be, (i) in violation of its certificate or articles of incorporation, by-laws or other organizational documents or (ii) in violation of any applicable law or regulation or in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, and which violation or default, solely with respect to clause (ii), would have a Material Adverse Effect.

(gg)                          Each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of the Company is not, and with the giving of notice or lapse of time or both will not be, (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of any applicable law or regulation or in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, and which violation or default, in the case of either clause (i) or clause (ii), would have a Material Adverse Effect.

(hh)                          The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

2.                             Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof plus accrued interest, if any, from May 27, 2009 to the First Closing Date (as hereinafter defined), the respective principal amounts of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to you, for the accounts of the Underwriters, against payment of the purchase price therefor, in the form of one or more permanent global securities in definitive form (the “Firm Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Firm Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to you, as instructed by the Company, drawn to the order of Cephalon, Inc. at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 at 9:00 a.m. (New York time), on May 27, 2009, or at such other time not later than five full business days thereafter as you and the Company determine, such time being herein referred to as the “First Closing Date”, against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Firm Securities. (As used herein, “business day” means a day on which The NASDAQ Global Select Market is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)  The Firm Global Securities will be made available for checking at the above office of Cleary Gottlieb Steen & Hamilton LLP prior to the First Closing Date.

In addition, upon written notice from you given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Underwriters may purchase (for the sole purpose of covering over-allotments made in connection with the sale of the Firm Securities on the trade date at the price indicated in the Prospectus) all or less than all of the Optional Securities at the purchase price per principal amount of Offered Securities (including accrued interest, if any, thereon from May 27, 2009 to the related Optional Closing Date) to be paid for the Firm Securities.  The Company agrees to sell to the Underwriters the principal amount of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased from the Company for the account of each of the Underwriters in the same proportion as the principal amount of Firm Securities set forth opposite such Underwriter’s name in Schedule A hereto bears to the total principal amount of Firm Securities (subject to adjustment by you to eliminate fractions).  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and, to the extent not previously exercised, may be surrendered and terminated at any time upon notice by you to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by you on behalf of the several Underwriters but shall not be later than ten full business days after written notice of election to purchase Optional Securities is given.  On each Optional Closing Date, the Company will deliver the Optional Securities being purchased on such Optional Closing Date to you, for the accounts of the Underwriters, against payment of the purchase price therefor, in the form of one or more permanent global securities in definitive form (each, an “Optional Global Security”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by you on behalf of the several Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to you, as instructed by the Company, drawn to the order of Cephalon, Inc. at the above office of Cleary Gottlieb Steen & Hamilton LLP against delivery to the Trustee as custodian for DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

3.                             Certain Agreements of the Company.  The Company agrees with the several Underwriters that:

(a)                                  The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act a Prospectus in a form approved by you containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act, and (B) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Offered Securities by the Underwriters.

(b)                                 The Company will:  (i) not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless you approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule B hereto; (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping; and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.  The Company will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(c)                                  The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Offered Securities, in the form set forth in Annex A hereto, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Underwriters with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which you or your counsel shall reasonably object.

(d)                                 So long as a prospectus relating to the Offered Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) in connection with sales of the Offered Securities by the Underwriters or any dealer, the Company will advise the Underwriters promptly of:  (i) any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the

Prospectus, including any document incorporated by reference therein, and will not effect or distribute such amendment or supplement without the Underwriters’ consent, which shall not be unreasonably withheld or delayed; (ii) the effectiveness of any such amendment or supplement; (iii) the receipt of any comments from the Commission relating to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any such amendment or supplement; (iv) any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to any Preliminary Prospectus, the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information; (v) the institution by the Commission of any stop order proceedings in respect of the Registration Statement, or any order preventing the use of any Preliminary Prospectus, the General Disclosure Package or the Prospectus, and will use its reasonable best efforts to prevent the issuance of any such orders and to obtain as soon as possible its lifting, if issued; and (vi) the receipt of any notice with respect to any suspension of qualification of the Offered Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and will use its reasonable best efforts to prevent any such suspension of qualification and to obtain as soon as possible its lifting, if issued.  If, at any time when a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales of the Offered Securities by the Underwriters or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Exchange Act, the Trust Indenture Act or the Rules and Regulations, the Company promptly will notify the several Underwriters of such event and promptly will prepare and file with the Commission, at its own expense, an amendment or supplement (which may be an amendment or supplement to the Prospectus or an appropriate filing under the Exchange Act which shall be incorporated into the Prospectus) which will correct such statement or omission or effect such compliance.  Neither the Underwriters’ consent to, nor your delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4.

(e)                                  If the General Disclosure Package is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with the Securities Act, the Exchange Act, the Trust Indenture Act or the Rules and Regulations, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package which will correct such statement or omission or effect such compliance.

(f)                                    The Company agrees to pay the required filing fees to the Commission relating to the Offered Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(g)                                 The Company will furnish to, or upon order of, the Underwriters and their respective counsel, copies of any Preliminary Prospectus and the Prospectus (including all documents incorporated by reference therein), and all amendments and supplements to any Preliminary Prospectus or the Prospectus that are filed with the Commission during the period in which a prospectus relating to the Offered Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Underwriters may from time to time reasonably request and, at the Underwriters’ request, will also furnish copies of any Preliminary Prospectus, the General Disclosure Package and the Prospectus to each exchange or market on which sales of Offered Securities may be made.  The Company will pay the expenses of printing and distributing all such documents.

(h)                                 The Company will arrange for the qualification of the Offered Securities and the Underlying Shares into which the Offered Securities are convertible for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters as contemplated in the Prospectus; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(i)                                     During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will, upon request, furnish to the Underwriters such information concerning the business and financial condition of the Company as the Underwriters may reasonably request.

(j)                                     After giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, the Company will not be required to be registered as an “investment company” as defined in the Investment Company Act.

(k)                                  The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Call Spread Agreements including:  (i) the fees and expenses of the Trustee and its professional advisers, including its counsel and its accountants; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) any listing expenses and any other filing fees payable to the Financial Industry Regulatory Authority, The NASDAQ Stock Market, Inc. or the Commission; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) the cost of any electronic road show in connection with the offering and sale of the Offered Securities; (vi) any out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designate and the printing of memoranda relating thereto; and (vii) for expenses incurred in distributing any Preliminary Prospectus and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

(l)                                     In connection with the offering, until you shall have notified the Company and the other Underwriters of the completion of the distribution of the Offered Securities as contemplated in the Prospectus, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest in any Offered Securities, or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Stock on The NASDAQ Global Select Market in accordance with Regulation M under the Exchange Act.

(m)                               As soon as practicable, but not later than 16 months, after the date hereof, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement relating to the Offered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date hereof, and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to date hereof, which will satisfy the provisions of Section 11(a) of the Securities Act.

(n)                                 For a period of 60 days after the date of this Agreement, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or any shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company, including the Offered Securities, or warrants or other rights to purchase shares of Common Stock of the Company, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without your prior written consent, except for (i) issuances of shares of Common Stock of the Company pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, (iii) issuances of shares of Common Stock of the Company pursuant to the Company’s existing stock option plan, stock purchase plan or profit sharing 401(k) plan, (iv) the filing of any registration statement on Form S-8 to register shares of Common Stock reserved for issuance under any stock option plan, stock purchase plan or profit sharing 401(k) plan of the Company, (v) the issuance of up to 5,750,000 shares of Common Stock by the Company in an offering registered under the Securities Act and made concurrently with the offering of the Offered Securities, (vi) the issuance of shares of Common Stock by the Company pursuant to the Call Spread Agreements and (vii) the issuance of up to 2,500,000 shares of Common Stock by the Company.

4.                             Conditions of the Obligations of the Underwriters.  The several obligations of the Underwriters to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to, as of the Applicable Time and such Closing Date, the accuracy of the representations and warranties of the Company contained herein, to the accuracy of the statements of officers of the Company made in certificates or documents issued pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                  The Underwriters shall have received a letter dated the date hereof and the applicable Closing Date, respectively, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(b)                                 The Registration Statement and all post-effective amendments thereto shall have become effective under the Securities Act and the Rules and Regulations and any Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus required shall have been filed with the Commission as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Securities Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to you and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or of any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission.

(c)                                  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters (including you) is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters (including you), be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or The NASDAQ Global Select Market or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by U.S. Federal or New York authorities; (v) any major disruption of settlements of securities or clearance services in the United States; (vi) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters

(including you), the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities; or (vii) the suspension of trading of any securities of the Company, including the Common Stock, on The NASDAQ Global Select Market, or by the Commission or any other governmental authority.

(d)                                 The Underwriters shall have received an opinion, dated such Closing Date, of Sidley Austin LLP, counsel for the Company, that:

(i)                           The Company (A) is validly existing as a corporation and is in good standing under the laws of the State of Delaware and (B) has corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus;

(ii)                        Each of Anesta Corp., Cephalon Technology, Inc. and CIMA LABS INC. (A) is validly existing as a corporation and is in good standing under the laws of the State of Delaware and (B) has corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus;

(iii)                     This Agreement has been duly authorized, executed and delivered by the Company;

(iv)                    The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities delivered on such Closing Date have been duly authorized, executed and delivered by the Company; and the Indenture constitutes, and the Offered Securities when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement will constitute, valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law);

(v)                       The Offered Securities delivered on such Closing Date are convertible into cash and shares of Common Stock in accordance with the terms of the Indenture, and the shares of Common Stock initially issuable upon conversion of the Offered Securities delivered on such Closing Date have been duly authorized by the Company and reserved for issuance by the Company upon conversion of the Offered Securities and, when issued upon such conversion of such Offered Securities in accordance with the terms of the Indenture and such Offered Securities and at conversion prices per share at or in excess of the par value per share of the Common Stock at the time, will be validly issued, fully paid and nonassessable;

(vi)                    The stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares under the General Corporation Law of the State of Delaware, as currently in effect, or the Company’s certificate of incorporation or by-laws, each as currently in effect;

(vii)                 The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be required to be registered as an “investment company” as defined in the Investment Company Act;

(viii)              No consent, approval, authorization or order of, or filing with, any United States or state governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or over any of its or their respective properties or operations is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such consents, approvals, authorizations, orders or filings as have already been obtained or may be required under the Securities Act, the Exchange Act or the Trust Indenture Act in connection with the purchase and distribution of the Offered Securities by the Underwriters;

(ix)                      The execution, delivery and performance by the Company of its obligations under the Indenture, this Agreement and the Call Spread Agreements and the issuance and sale of the Offered Securities and compliance by the Company with the terms and provisions thereof will not (a) violate any provision of any Applicable Law or any order, known to such counsel, of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (b) violate the certificate of incorporation or by-laws of the Company or (c) result in a breach or violation of the terms of provisions of, or constitute a default under, any of (i) the Indenture, dated as of June 11, 2003, between the Company and U.S. Bank, National Association, as trustee; (ii) the Indenture, dated as of December 20,

2004, between the Company and U.S. Bank, National Association, as trustee; (iii) the Indenture, dated as of June 7, 2005, between the Company and U.S. Bank, National Association, as trustee; and (iv) the Credit Agreement, dated as of August 15, 2008, among the Company, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank Securities Inc. and Bank of America N.A., as co-syndication agents, Wachovia Bank, N.A. and Barclays Bank plc, as co-documentation agents, and J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers, as amended by the First Amendment dated December 3, 2008 and by the Second Amendment dated February 27, 2009 (collectively the agreements identified in clauses (i)-(iv), the “Financing Agreements”); as used in this subsection, “Applicable Laws” means the General Corporation Law of the State of Delaware and those state laws of the State of New York and federal laws of the United States of America which, in the experience of such counsel and without independent investigation, are normally applicable to transactions of the type contemplated by this Agreement; provided, that the term “Applicable Laws” shall not include federal or state securities or blue sky laws, including, without limitation, the Securities Act, the Exchange Act, the Trust Indenture Act or the Investment Company Act, antifraud laws, or in each case any rules or regulations thereunder, or any law, rule or regulation relating to healthcare, food and drug or similar matters;

(x)                         The authorized capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization”;

(xi)                      The statements in the General Disclosure Package and the Prospectus under the caption “Description of the Notes,” insofar as such statements constitute a summary of certain provisions of the Indenture and the Offered Securities, constitute accurate summaries thereof in all material respects;

(xii)                   The statements in the General Disclosure Package and the Prospectus under the caption “Description of Common Stock,” insofar as such statements constitute a summary of law, legal matters or documents referred to therein, constitute accurate summaries thereof in all material respects;

(xiii)                The statements in the General Disclosure Package and the Prospectus under the caption “United States Federal Income Tax Considerations,” insofar as such statements constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(xiv)               The Registration Statement became effective under the Securities Act upon filing with the Commission as of the date specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel based solely upon a statement by the staff of the Commission, (A) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and (B) no proceedings for that purpose have been instituted or are pending or threatened by the Commission; and

(xv)                  The Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations applicable to registration statements on Form S-3 or related prospectuses, as the case may be, except that such counsel need express no opinion with respect to the financial statements and related schedules and other financial or statistical data included or incorporated by reference in the Registration Statement or the Prospectus or omitted therefrom, or the Trustee’s Statement of Eligibility (Form T-1) under the Trust Indenture Act.

Such counsel shall also state that it has no reason to believe that (A) the Registration Statement, or any amendment thereto, as of its effective date, or the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) of the Rules and Regulations, to be part of and included in the Registration Statement) as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as of its date and as of the First Closing Date or the Optional Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no belief as to the financial statements and related schedules and other financial or statistical data included or incorporated by reference in or omitted from the Registration Statement, the Prospectus, the General Disclosure Package or the Trustee’s Statement of Eligibility (Form T-1) under the Trust Indenture Act.  In the case the condition set forth in Section 4(l) below is satisfied pursuant to clause (ii) thereof, the opinion in clause (ix) may include an assumption as to the time of effectiveness of such notice.

(e)                                  The Underwriters shall have received an opinion, dated such Closing Date, from Gerald J. Pappert, Executive Vice President, General Counsel and Secretary of the Company, that:

(i)                           The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the Company’s ownership or leasing of property or the conduct of its business requires such qualifications, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(ii)                        To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of the Company’s subsidiaries of a character that would be required to be disclosed in an Annual Report on Form 10-K for the Company (if filed on and as of such Closing Date) other than those described in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus;

(iii)                     To such counsel’s knowledge, neither the Company nor any of the Company’s subsidiaries is currently in material breach of (i) any applicable statute, rule or regulation or (ii) any order, writ or decree any United States court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations, that could have a Material Adverse Effect, but without expressing any opinion in this paragraph (iii) as to any matter relating to any pending or threatened action, suit, proceeding or investigation disclosed in the Registration Statement, the General Disclosure Package and the Prospectus;

(iv)                    Except as disclosed in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the

Call Spread Agreements, and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(v)                       The statements in the Company’s Annual Report on Form 10-K for the period ended December 31, 2008 (the “10-K”) under the captions “Business—Government Regulation” and “Legal Proceedings,” and Quarterly Report on Form 10-Q for the period ended March 31, 2009 (the “10-Q”) under the caption “Legal Proceedings,” insofar as such statements constitute a summary of law, legal matters, documents or proceedings referred to therein, constitute accurate summaries thereof in all material respects, subject to any such statements in the 10-K that have been superseded by related statements in the 10-Q;

(vi)                    To such counsel’s knowledge, there are no agreements, contracts, leases or other documents to which the Company is a party of a magnitude and character that would be required to be disclosed in or filed as an exhibit to the Registration Statement that is not described or incorporated by reference in the Registration Statement;

(vii)                 To such counsel’s knowledge, the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares under the terms of any agreement or instrument to which the Company is a party or by which the Company is bound; and

(viii)              The execution, delivery and performance by the Company of its obligations under the Indenture, this Agreement and the Call Spread Agreements and the issuance and sale of the Offered Securities and compliance by the Company with the terms and provisions thereof will not result in a breach or violation of the terms or provisions of, or constitute a default under, any agreement, instrument or contract to which the Company or any subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject and which, in each case, has been filed or incorporated by reference as an exhibit to the 10-K or the 10-Q; provided, that such counsel need express no opinion as to any of the Financing Agreements.

Such counsel shall also state that he has no reason to believe that (A) the Registration Statement, or any amendment thereto, as of its effective date or the Applicable Time, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, or any supplement thereto, as of its date and as of the First Closing Date or the Option Closing Date, as the case may be, included or includes any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) the General Disclosure Package, as of the Applicable Time, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no belief as to the financial statements and related schedules and other financial or statistical data included or incorporated by reference in the Registration Statement, the Prospectus, the General Disclosure Package or the Trustee’s Statement of Eligibility (Form T-1) under the Trust Indenture Act.

(f)                                    The Underwriters shall have received an opinion, dated such Closing Date, from Ross Oehler, Vice President, Intellectual Property and Chief Patent Counsel of the Company, that:

(i)                           The Company or its subsidiaries are the exclusive owners of the entire right, title and interest in and to, or have a valid license to use to the extent so used, all Intellectual Property used in the business of the Company and its subsidiaries as currently conducted. The Company or its subsidiaries are entitled to use all Owned Intellectual Property and Licensed Intellectual Property in the continued operation of their business without limitation, subject only to the terms of the Intellectual Property Licenses. Except as disclosed in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, the Owned Intellectual Property and, to such counsel’s knowledge, the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and are valid and enforceable. The expiration of any patents, patent rights, trademarks, service marks, trade names or copyrights owned or used by the Company or its subsidiaries would not result in a Material Adverse Effect that is not otherwise disclosed in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package and the Prospectus;

(ii)                        To such counsel’s knowledge, the conduct of the Company’s or its subsidiaries’ business as currently conducted or proposed to be conducted does not infringe or misappropriate the Intellectual Property of any third party. No actions or proceedings alleging any of the foregoing are pending, and, to such counsel’s knowledge, no claim has been threatened or asserted against the

Company or any of its subsidiaries alleging any of the foregoing. To such counsel’s knowledge, no person is engaging in any activity that infringes the Owned Intellectual Property that would result in a Material Adverse Effect, except as otherwise disclosed in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package and the Prospectus; and

(iii)                     No Owned Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the Owned Intellectual Property or that would impair the validity or enforceability of the Owned Intellectual Property, except for any such decree, order, injunction, judgment or writing that would not result in a Material Adverse Effect.

(g)                                 The Underwriters shall have received from Cleary Gottlieb Steen & Hamilton LLP, your counsel, such opinion or opinions, dated such Closing Date, with respect to such matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)                                 The Underwriters shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, there has been no material adverse change, nor any development or event that would be reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus or as described in such certificate.

(i)                                     The Underwriters shall have received, on or prior to the date of this Agreement, lock-up agreements substantially in the form of Exhibit I attached hereto from each of the executive officers of the Company set forth in Schedule C hereto.

(j)                                     Each of the Call Spread Agreements shall have been entered into by the Company and each counterparty thereto and the premiums or any other amounts due thereunder shall have been paid.

(k)                                  The Company shall have obtained approval from The NASDAQ Stock Market, Inc. for listing on The NASDAQ Global Select Market of the Underlying Shares to be issued (i) upon conversion of the Offered Securities and (ii) in respect of the Warrant Confirmation.

(l)                                     Prior to the Closing Date, either (i) the Company shall have received a waiver under, or entered into an amendment of, its Credit Agreement, dated as of August 15, 2008, among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders thereunder and other parties thereto, as amended to the date hereof (the “Credit Agreement”), permitting the execution, delivery and performance by the Company of the Indenture, this Agreement and the Call Spread Agreements, the issuance and sale of the Offered Securities and the Underlying Shares into which the Offered Securities are convertible, and compliance with the terms and provisions of the Offered Securities, or (ii) the Company shall have given irrevocable notice of termination of the Credit Agreement pursuant to Section 2.08(b) thereof, such termination to take effect as promptly as practicable after such notice is given.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, contained herein.  You may in your sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

5.                             Indemnification and Contribution. (a)  The Company agrees:

(i)                                     to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or (B) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ii)                                  to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering or sale of the Offered Securities, whether or not such Underwriter or such controlling person is a party to any action or proceeding;

provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you specifically for use therein, it being understood and agreed that the only such information is the Underwriter Information.  In the event that it is finally judicially determined that such Underwriter was not entitled to receive payments for legal and other expenses pursuant to subparagraph (ii) above, such Underwriter will promptly return all sums that had been advanced pursuant hereto.

(b)                                 Each Underwriter, severally and not jointly, will:

(i)  indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or

the Prospectus, or (B) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ii)                                  reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you specifically for use therein, it being understood and agreed that the only such information is the Underwriter Information.  In the event that it is finally judicially determined that the Company was not entitled to receive payments for legal and other expenses provided for above, the Company will promptly return all sums that had been advanced pursuant hereto.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 5, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 5(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 5(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 5(b) and by the Company in the case of parties indemnified pursuant to Section 5(a).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)                                 To the extent the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under Section 5(a) or (b) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the sale of the Offered Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters from the sale of Offered Securities on behalf of the Company.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public exceeds the total amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, each party against whom contribution may be sought under this Section 5 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)                                    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company set forth in this Agreement or in certificates delivered pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of  any Underwriter or any person controlling such Underwriter or on behalf of the Company, its directors or officers or any persons controlling the Company, (ii) delivery and acceptance of the Offered Securities and payment therefor hereunder and (iii) any termination of this Agreement.  A successor to any Underwriter, or any person controlling  such Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

(g)                                 The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company.

6.                             Default of Underwriters.  If any Underwriter or Underwriters default in its or their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on such Closing Date, you may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to you and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 7 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement shall not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this

Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 6.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

7.                             Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers or the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 3 and the respective obligations of the Company and the Underwriters pursuant to Section 5 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 3 shall remain in effect.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than as a result of the occurrence of any event specified in clauses (ii), (iii), (iv), (v) or (vi) of Section 4(c) or any event specified in Section 4(g) or Section 6 that leads to termination of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

8.                             Notices.  All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or faxed and confirmed to the Underwriters c/o Deutsche Bank Securities Inc. at 60 Wall Street, New York, New York 10005, Attention: Syndicate (fax: (212) 797-2202) with a copy to Attention: General Counsel (fax: (212) 797-4561) or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 41 Moores Road, Frazer, PA 19355, Attention: Gerald J. Pappert, Executive Vice President, General Counsel and Secretary of the Company; provided, however, that any notice to any Underwriter pursuant to Section 5 will be mailed, delivered, or telegraphed and confirmed to such Underwriter.

9.                             Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 5, and no other person will have any right or obligation hereunder.

10.                       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

11.                       Absence of Fiduciary Duties.  The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) each Underwriter is an independent contractor and no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

12.                       Entire Agreement; Amendment; Severability.  This Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the several Underwriters.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

13.                     Waiver of Jury Trial.  The Company and the Underwriters hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

14.                       Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Page Follows]

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CEPHALON, INC.

By:	/s/ J. Kevin Buchi
	Name:	J. Kevin Buchi
	Title:	Executive Vice President and Chief Financial Officer

DEUTSCHE BANK SECURITIES INC.

Acting on behalf of itself and as the Representative of the several Underwriters

By:	/s/ Andrew Yaeger
	Name:	Andrew Yaeger
	Title:	Managing Director

By:	/s/ Jeffrey Rosichan
	Name:	Jeffrey Rosichan
	Title:	Managing Director

SCHEDULE A

Underwriter	Principal Amount of Firm Securities
Deutsche Bank Securities Inc.	$282,750,000
J.P. Morgan Securities Inc.	$47,850,000
Morgan Stanley & Co. Incorporated	$28,275,000
Credit Suisse Securities (USA) LLC	$28,275,000
Barclays Capital Inc.	$28,275,000
ABN AMRO Incorporated	$6,525,000
Wachovia Capital Markets, LLC	$6,525,000
Piper Jaffrary & Co.	$6,525,000
Total	$435,000,000

SCHEDULE B

None.

SCHEDULE C

Executive officers of the Company who will deliver executed “lock-up” agreements pursuant to Section 4(j) of this Agreement:

Frank Baldino, Jr., Ph.D.

J. Kevin Buchi

Peter E. Grebow, Ph.D.

Robert P. Roche, Jr.

Carl A. Savini

William P. Egan

Martyn D. Greenacre

Vaughn M. Kailian

Kevin E. Moley

Charles A. Sanders, M.D.

Gail R. Wilensky, Ph.D.

Dennis L. Winger

Valli F. Baldassano

Gerald J. Pappert

Lesley Russell, MB.Ch.B., MRCP

Jeffry L. Vaught, Ph.D.

ANNEX A

Filed Pursuant to Rule 433
Registration 333-159365

Issuer Free Writing Prospectus dated May 21, 2009 relating to

Preliminary Prospectus Supplement dated May 20, 2009

Cephalon, Inc.

Final Term Sheet Relating to
$435,000,000 Aggregate Principal Amount of
2.50% Convertible Senior Subordinated Notes due 2014

and

5,000,000 Shares of Common Stock

This term sheet relates to the notes and common stock referenced above (together, the “securities”) and should be read together with the preliminary prospectus supplement dated May 20, 2009 (including the documents incorporated by reference therein) relating to the notes offering or the preliminary prospectus supplement dated May 20, 2009 (including the documents incorporated by reference therein) relating to the common stock offering, respectively, before making a decision in connection with an investment in the corresponding securities. The information in this term sheet supersedes the information in the relevant preliminary prospectus supplement to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the relevant preliminary prospectus supplement.

General

Issuer:	Cephalon, Inc., a Delaware corporation (“Cephalon”).

Ticker/Exchange:	CEPH/The Nasdaq Global Select Market.

Last Reported Sale Price of Common Stock on May 20, 2009:	$63.07 per share.

Notes Offering

Title of Securities:	2.50% Convertible Senior Subordinated Notes due 2014 (the “notes”).

Aggregate Principal Amount Offered:	$435,000,000 aggregate principal amount of notes (excluding the underwriters’ option to purchase up to $65,000,000 of additional aggregate principal amount of notes).

Denomination:	$1,000 x $1,000.

Price to Public:	100% of principal; $435,000,000 total.

Underwriting Discount:	3.0% of principal; $13,050,000 total.

Net Proceeds:	The issuer expects to receive approximately $421,950,000 after deducting fees and before expenses (or approximately $485,000,000 if the underwriters exercise in full their option to purchase the additional notes).

Maturity:	The notes will mature on May 1, 2014, subject to earlier conversion or a holder requiring Cephalon to repurchase its notes upon a fundamental change.

Ranking:

The notes will be Cephalon’s unsecured senior subordinated indebtedness and the payment of the principal of and interest on the notes will be subordinated in right of payment to the prior payment in full in cash of Cephalon’s existing and future senior indebtedness, including any borrowings under Cephalon’s existing credit agreement. The notes will also rank equally in express right of payment with Cephalon’s existing and future senior subordinated indebtedness and senior to any of Cephalon’s existing and future subordinated indebtedness. The notes will also rank junior to Cephalon’s secured indebtedness to the extent of the underlying collateral. The notes are effectively subordinated to all existing and future indebtedness and other liabilities including trade payables of Cephalon’s subsidiaries. The notes are not guaranteed by any of Cephalon’s subsidiaries.

Annual Interest Rate:	2.50% per annum, accruing from settlement date.

Interest Payment Dates:	Interest will accrue from May 27, 2009, and will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2009.

Day Count Convention:	30/360.

Issue Price:	100%, plus accrued interest, if any, from May 27, 2009.

Initial Conversion Price:	$69.00 per share of common stock.

Initial Conversion Rate:	Approximately 14.4928 shares of common stock per $1,000 aggregate principal amount of notes.

CUSIP Number:	156708 AR0.

Listing:	None.

Convertible Note Hedge and Warrant Transactions:

In connection with the offering of the notes, Cephalon has entered into a convertible note hedge transaction (the “convertible note hedge transaction”) with Deutsche Bank AG, an affiliate of the representative of the underwriters (the “hedge counterparty”). The convertible note hedge transaction covers, subject to customary anti-dilution adjustments, 6,304,348 shares of Cephalon’s common stock. Cephalon also has entered into a warrant transaction (the “warrant transaction”) with the hedge counterparty. The warrants issued to the hedge counterparty cover, subject to customary anti-dilution adjustments, 6,304,348 shares of Cephalon’s common stock. The cost to Cephalon of the convertible note hedge transaction, taking into account the proceeds to Cephalon of the warrant transaction, was $72,700,000. If the underwriters exercise their over-allotment option to purchase additional notes, Cephalon expects to increase the number of shares underlying the convertible note hedge transaction and the warrant transaction, in each case on a pro rata basis.

Adjustment to Conversion Rate upon a Make-Whole Fundamental Change:

The following table sets forth the numbers of additional shares of Cephalon’s stock to be received per $1,000 principal amount of notes upon conversion in connection with a make-whole fundamental change based upon hypothetical stock prices and effective dates.

	Stock Price
Effective Date	$60.00	$61.00	$62.00	$63.00	$65.00	$70.00	$75.00	$80.00	$90.00	$100.00	$125.00	$150.00	$175.00	$200.00	$250.00

May 27, 2009	2.1700	2.0931	2.0147	1.9404	1.8019	1.5086	1.2749	1.0864	0.8055	0.6108	0.3256	0.1807	0.0991	0.0507	0.0000

May 1, 2010	2.1700	2.1700	2.0835	2.0000	1.8459	1.5215	1.2670	1.0646	0.7695	0.5710	0.2928	0.1582	0.0848	0.0420	0.0000

May 1, 2011	2.1700	2.1700	2.1468	2.0508	1.8738	1.5070	1.2245	1.0051	0.6956	0.4973	0.2385	0.1238	0.0641	0.0300	0.0000

May 1, 2012	2.1700	2.1700	2.1589	2.0460	1.8393	1.4180	1.1035	0.8674	0.5532	0.3684	0.1576	0.0780	0.0389	0.0166	0.0000

May 1, 2013	2.1700	2.0966	1.9527	1.8182	1.5754	1.0985	0.7658	0.5361	0.2714	0.1483	0.0514	0.0263	0.0131	0.0042	0.0000

May 1, 2014	2.1700	1.8974	1.6331	1.3771	0.8888	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is:

•                  between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•                  in excess of $250.00 per share (subject to adjustment), no additional shares will be issued upon conversion; and

•                  less than $60.00 per share (subject to adjustment), no additional shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of Cephalon’s common stock issuable upon conversion of notes exceed 16.66 per $1,000 principal amount of such notes, subject to adjustments in the same manner as the applicable conversion rate as set forth under “Description of the Notes—Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event” in the preliminary prospectus supplement relating to the notes.

Common Stock Offering

Securities:	5,000,000 shares of common stock of the issuer, par value of $0.01 per share (excluding the underwriters’ option to purchase up to an additional 750,000 shares).

Common Stock Outstanding:

The total number of issued and outstanding shares of common stock as of March 31, 2009 was approximately 68,831,604 and immediately after the completion of this offering, assuming this offering was completed as of March 31, 2009, would have been approximately 73,831,604 shares, or approximately 74,581,604 shares if the underwriters exercise in full their option to purchase additional shares.

Price to Public:	$60.00 per share; $300,000,000 total.

Underwriting Discount:	$2.40 per share; $12,000,000 total.

Net Proceeds:

The issuer expects to receive approximately $288,000,000 after deducting fees and before expenses (or approximately $331,200,000 if the underwriters exercise in full their option to purchase the additional shares).

CUSIP Number:	156708109.

Other Offering Information

Trade Date:	May 21, 2009.

Settlement Date:	May 27, 2009.

Lock-Up:	60 days; applies to Cephalon’s executive officers and directors.

Sole Book-Running Manager:	Deutsche Bank Securities Inc.

Co-Managers:	J.P. Morgan Securities Inc. Barclays Capital Inc. Credit Suisse Securities (USA) LLC Morgan Stanley & Co. Incorporated ABN AMRO Incorporated Piper Jaffray & Co. Wachovia Capital Markets, LLC

Correction to “Summary – The Company”

Our four most significant products are PROVIGIL® (modafinil) Tablets [C-IV], FENTORA® (fentanyl buccal tablet) [C-II], ACTIQ® (oral transmucosal fentanyl citrate) [C-II] (including our generic version of ACTIQ) and TREANDA (bendamustine hydrochloride) which together comprised 77% of our total consolidated net sales for the year ended December 31, 2008 and 78% of our total consolidated net sales for the three months ended March 31, 2009.

The issuer has filed a registration statement, as well as prospectus supplements and the accompanying prospectus, with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus supplements and the accompanying prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and these offerings. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplements and accompanying prospectus if you request them by contacting  Deutsche Bank Securities, Attn: Prospectus Department, 100 Plaza One, Jersey City, NJ 07311, Telephone number: +1-800-503-4611, Email: prospectusrequest@list.db.com

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.  Such disclaimers were automatically generated as a result of this communication being sent via email or another communication system.

EXHIBIT I

FORM OF LOCK-UP AGREEMENT

May 15, 2009

Cephalon, Inc.
41 Moores Road
Frazer, PA 19355

Deutsche Bank Securities Inc.

60 Wall Street
New York, NY 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. (“DBSI”) proposes to enter into one or more Underwriting Agreements (collectively, the “Underwriting Agreement”) with Cephalon, Inc. and any successor (by merger or otherwise) thereto (the “Company”), providing for the public offering by DBSI and potentially other underwriters for whom DBSI would act as representative, of (i) Convertible Senior Subordinated Notes (the “Securities”) of the Company and (ii) common stock, $.01 par value, of the Company (the “Common Stock”).  Such offerings are referred to below as the “Offering.”  References to the “Underwriters” below shall be deemed to be references to DBSI if there are no other underwriters with respect to the Offering.

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which the Offering will be made that is intended to result in an orderly market for the Securities and the Common Stock of the Company, the undersigned hereby agrees that from the date hereof and until 60 days after the offering date set forth on the final prospectuses used to sell the Securities and/or the Common Stock (the “Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not, directly or indirectly, offer, sell, contract to sell (including any short sale), pledge, grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock), or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or enter into any transaction which would have the same effect, or enter into any Hedging Transaction (as defined below), whether any of these transactions is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, Hedging Transaction or other arrangement, without, in each case, the prior written consent of DBSI, except pursuant to any written trading plan adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  In addition, the undersigned agrees that, without the prior written consent of DBSI, it will not, during the period commencing on the date hereof and ending 60 days after the Offering Date, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a disposition during the 60-day lock-up period, even if the securities would be disposed of by someone other than the undersigned, except as permitted by the proviso above.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Any Common Stock or Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement.  Any Common Stock or Securities acquired by the undersigned in the open market after the Offering Date will not be subject to this Agreement.  A transfer of Common Stock or Securities to either (i) an immediate family member or (ii) any trust for the benefit of the undersigned or any immediate family member, may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the Company may release up to an aggregate of 200,000 shares of Common Stock subject to this Agreement and all other lock-up agreements signed by executive officers of the Company in connection with the Offering, provided that not more than 50,000 shares of Common Stock may be released with respect to the undersigned.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall lapse and become null and void if the Offering Date shall not have occurred on or before June 30, 2009.

Very truly yours,

Name:
Title: